Exhibit 99.1

EQUITY BANCSHARES, INC.

PRESS RELEASE - 11/10/2016

FOR IMMEDIATE RELEASE

Equity Bancshares, Inc. Completes Merger

With Community First Bancshares, Inc.

Five Arkansas branches now part of three-state Equity Bank network

WICHITA, Kan., Nov. 10, 2016 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK) (“Equity”), parent company of Equity Bank, announced today that it has completed its acquisition of Community First Bancshares, Inc. (“Community First,” or “CFBI”) of Harrison, Arkansas, and the merger of Community First Bank with and into Equity Bank, pursuant to the terms of its definitive agreement announced in July 2016, effective November 10, 2016. The CFBI merger is Equity’s tenth strategic transaction in the past 14 years.

“We are pleased to recognize the hard work, diligence, and planning of our Equity employees, including the teams in our new Arkansas locations. Combined, our company is strong and will be a great resource to our Ozark Mountain customers, communities, and employees,” said Brad Elliott, Chairman and CEO of Equity. “To Equity Bank Arkansas customers, little has changed. The faces you count on, the products you value, and above all, our commitment to local communities remain strong. We proudly still put community first.”

With completion of the transaction, Equity now has $2.0 billion in assets, including $1.3 billion in loans, $1.6 billion in deposits, and 34 locations throughout its footprint spanning Kansas, Missouri, and Arkansas.

As part of the agreement, Jerry P. Maland and Dan R. Bowers will join Equity’s Board of Directors. Locally in Arkansas, Ann B. Main is market leader of Equity’s Ozark Mountain region, David C. Morton will serve as Arkansas CEO, and Danny Criner is Chief Credit Officer of Arkansas.

“We’ve been fortunate to combine with strong, sound, community banks that prioritize local decision making, commitment to local communities, and innovative products and services,” said Elliott. “Additionally, our teams worked tirelessly to complete the Equity and CFBI combination quickly, which is crucial to local employees, local customers, and local communities, and different than most combinations in the industry. Together, we’ll work to continue to provide value to our customers and communities.”

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. Equity has $2.0 billion in consolidated total assets, with 34 locations throughout Arkansas, Kansas and Missouri.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-

EQUITY BANCSHARES, INC.

PRESS RELEASE - 11/10/2016

looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2016 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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EQBK Contact:

John Hanley

SVP, Director of Investor Relations

913-583-8004

jhanley@equitybank.com

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